The information in this pricing supplement is not complete and may be changed.  We may not deliver these securities until a final pricing supplement is delivered.  This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, Pricing Supplement dated July 24, 2008
PROSPECTUS Dated January 25, 2006	Pricing Supplement No. 727 to
AMENDMENT NO. 1 TO PROSPECTUS SUPPLEMENT	Registration Statement No. 333-131266
Dated July 24, 2007	Dated August , 2008
Rule 424(b)(2)
GLOBAL UNITS, SERIES F

Capital Protected Units
Each Consisting of a Zero-Coupon Note and a Call Warrant on a Global Basket of Equity Indices
Each Capital Protected Unit (a “unit”) consists of (i) a $10 face amount, zero-coupon note, issued by Morgan Stanley, maturing on November 29, 2011 (each, a “note”), and (ii) a cash-settled call warrant, issued by Morgan Stanley, expiring on November 29, 2011 (each, a “call warrant”), exercisable for a cash settlement amount based on the appreciation, if any, of an equally-weighted basket of three equities indices composed of the Dow Jones EUROSTOXX 50® Index the Nikkei 225 Index, and the S&P 500® Index, each of which we refer to as a basket index and together as the basket indices.  For each unit not previously separated and held by you on November 24, 2011, you will receive an amount in cash equal to $10 plus a cash settlement amount, which may be zero, based on the increase, if any, in the value of the basket over the term of the units as determined on November 24, 2011, subject to a maximum cash settlement amount, which will be $4.50 to $5.50 (for a total payment at maturity of $14.50 to $15.50 per unit) as determined on the day we price the units for initial sale to the public, which we refer to as the pricing date.
•
The issue price of each unit is $10.  At maturity, for each unit that you hold that has not been separated, we will pay you an amount in cash equal to $10, in respect of the note, plus the cash settlement amount, which may be zero, in respect of the call warrant.

•
The cash settlement amount will be equal to (i) $10 times (ii) the basket performance times (iii) the participation rate, subject to the maximum cash settlement amount.  In no event will the cash settlement amount be less than $0.

º	The basket performance will equal the quotient of (i) the final basket value minus the initial basket value divided by (ii) the initial basket value.
>
The initial basket value will be 10, which will be the sum of the products, for each basket index, of the initial index value and the multiplier for such basket index.  The multiplier for each basket index will be set on the pricing date, so that each basket index will be equally weighted in the basket.  Each multiplier will remain constant for the term of the call warrants.

>	The final basket value will equal the sum of the products, for each basket index, of the final index value and the multiplier for such basket index.
>
The initial index value for each basket index will equal (i) in the case of the S&P 500® Index, the closing value on the pricing date and (ii) in the case of the Dow Jones EUROSTOXX 50® Index and the Nikkei 225 Index, the closing value on the index business day immediately following the pricing date.

>	The final index value for each basket index will equal:
•	If the call warrant component is automatically exercised on November 24, 2011, which we refer to as the automatic exercise date, the closing value of the such index on the automatic exercise date; or
•
If the units have been previously separated and the call warrant component is exercised before the automatic exercise date, the index closing value of such index on the index business day following the day we receive notice of such exercise.

subject, in each case, to postponement for market disruption events.
º	The participation rate will be 100%.
º	The maximum cash settlement amount will be $4.50 to $5.50 and will be determined on the pricing date.
•
Each unit consists of a note and a call warrant.  Beginning on November 28, 2008, you will have the right to separate your units into their component parts, subject to the requirement that you have a brokerage account approved for naked options trading.  Upon such separation, you may trade each component part separately.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.  Your brokerage firm will need to complete and deliver an Official Notice of Separation, which is attached to this pricing supplement as Annex A, in order to separate any units.

º	We will pay the $10 face amount of each note on November 29, 2011. The notes do not pay periodic interest and may not be redeemed prior to maturity.
º	Each call warrant has a notional amount of $10 and will be automatically exercised on November 24, 2011, subject to postponement for market disruption events.
>
If you have a brokerage account approved for naked options trading, you may exercise or transfer the call warrants on any trading day that is also a business day beginning November 28, 2008 and prior to November 24, 2011.  Before you may exercise or transfer a call warrant, you must first separate a unit into its call warrant and note components.  Any call warrant not previously exercised, will be automatically exercised on the automatic exercise date.

>
Upon exercise, the call warrants will pay a cash settlement amount, which may be zero, based on the performance of the basket, to and including the exercise date, subject to the maximum cash settlement amount.  The cash settlement amount, if any, will be paid three business days after your exercise, or the automatic exercise, of a call warrant.

>	If upon your exercise or upon automatic exercise the basket performance is less than or equal to 0%, the cash settlement amount will be zero and you will receive no payment on the call warrants.
•	None of the units, the notes and the call warrants will be listed on any securities exchange.
•
The CUSIP number for the units is 617480710.  In the event units are separated into their component notes and call warrants, the notes will trade separately under the CUSIP number 617482AT1, and the call warrants will trade separately under the CUSIP number 617480728.

•
You should read the more detailed description of the units in this pricing supplement.  In particular, you should review and understand the descriptions under “Summary of Pricing Supplement” and “Description of Units.”

The units involve risks not associated with an investment in conventional securities.  See “Risk Factors” beginning on PS-12.

PRICE $10 PER UNIT

	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Company
Per unit	$10	$0.20	$9.80
Total	$	$	$
(1)
The units will be issued at $10 per units and the agent’s commissions will be $0.20 per unit; provided that the price to public and the agent's commissions for the purchase by any single investor of between $1,000,000 and $2,999,999 principal amount of units will be $9.9625 per unit and $0.1625 per unit, respectively; for the purchase by any single investor of between $3,000,000 and $4,999,999 principal amount of units will be $9.94375 per unit and $0.14375 per unit, respectively; and for the purchase by any single investor of $5,000,000 or more principal amount of units will be $9.925 per unit and $0.125 per unit, respectively.

(2)	For additional information, see “Supplemental Information Concerning Plan of Distribution” in this pricing supplement.

MORGAN STANLEY

For a description of certain restrictions on offers, sales and deliveries of the units and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the units, see the section of this pricing supplement called “Description of units–Supplemental Information Concerning Plan of Distribution.”

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the units or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The units have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The units may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The units have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the units or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the units to the public in Hong Kong as the units have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the units, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the units which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The units have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

The Agent and each dealer represent and agree that they will not offer or sell the units nor make the units the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement or the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units, whether directly or indirectly, to persons in Singapore other than:

(a)  an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)  an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)  a person who acquires the units for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the units we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement.  You should carefully consider, among other things, the matters set forth under “Risk Factors.”

Each unit offered consists of a zero-coupon note issued by Morgan Stanley and a cash-settled call warrant, issued by Morgan Stanley, linked to the performance of an equally-weighted basket composed of three equity indices, the S&P 500® Index (which we refer to as the S&P 500 index), the Nikkei 225 Index (which we refer to as the Nikkei index) and the Dow Jones Euro STOXX 50® Index (which we refer to as the Euro STOXX 50 index).  We refer to each of the indices as a basket index and to the indices collectively as the basket.

If held to maturity and not separated into their component parts, the units offer 100% principal protection with the opportunity to participate in any appreciation of the basket.

“Standard and Poor’s®,” “S&P®” and “S&P 500®” are registered trademarks of Standard & Poor’s Corporation.  “Dow Jones Euro STOXX 50®” and “Stoxx®” are registered trademarks of STOXX Limited.  Nikkei Inc., the publisher of the Nikkei index, has the copyright to the Nikkei index.  All rights to the Nikkei index are owned by Nikkei Inc.  These trademarks have been licensed for use by Morgan Stanley.

Each unit costs $10
We, Morgan Stanley, are offering you Capital Protected Units, each Consisting of a Zero Coupon Note and a Call Warrant on a Global Basket of Equity Indices, which we refer to as the units.  The original issue price of each unit is $10.

The original issue price of the units includes the agent’s commissions paid with respect to the units and the cost of hedging our obligations under the units.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the units reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the units and, if separated, the secondary market prices of the notes and the call warrants.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Description of Units, Notes and Call Warrants—General Information—Use of Proceeds and Hedging.”

We have designed the units to provide investors with capital protected upside exposure to the basket indices, if the units are held to maturity without being separated.

The basket indices	The following table sets forth the basket indices, the percentage weighting of each basket index within the basket, the initial index value and the multiplier for each basket index:

Basket Index	Percentage Weighting	Initial Index Value	Multiplier
S&P 500® Index (the “S&P 500 index”)	33.333%
Dow Jones EUROSTOXX 50® Index (the “Euro STOXX 50 index”)	33.333%
Nikkei 225 Index (the “Nikkei index”)	33.333%

The initial index value and the multiplier will be set on (i) in the case of the S&P 500 index, the day we price the units for initial sale to the public, which we refer to as the pricing date, and (ii) in the case of the Euro STOXX index and the Nikkei index, the index business day immediately following the pricing date.

The multiplier for each basket index will be set so that each basket index is equally weighted in the basket.  Each multiplier will remain constant until the call warrants are exercised.

Payment at maturity
For each unit that you hold on November 29, 2011 that has not been previously separated, you will receive a payment in cash of $10, in respect of the note component of the unit, plus a cash settlement amount, which may be zero, in respect of the call warrant component of the unit, based on the performance of the basket indices.

Cash Settlement Amount

The cash settlement amount you will receive with respect to the call warrant component, either upon automatic exercise of the call warrants on November 24, 2011, which we refer to as the automatic exercise date, or, if you have a brokerage account approved for naked options trading and a unit is separated, upon exercise prior to the automatic exercise date, will be equal to (i) $10 times (ii) the basket performance times (iii) the participation rate, subject to the maximum cash settlement amount.

Where,

basket performance =         (i) the final basket value minus the initial basket value divided by (ii) the initial basket value;

initial basket value =           10, the sum of the products of the initial index value for each basket index times the multiplier for that basket index;

final basket value  =           the sum of the products for each basket index of the final index value times the applicable multiplier;

initial index value =            (i) in the case of the S&P 500 index, the closing value of the index on the pricing date and (ii) in the case of the Euro STOXX index and the Nikkei index, the closing value of the respective index on the index business day immediately following the pricing date;
and where,

final index value =             (i) with respect to the automatic exercise of the call warrant component on the automatic exercise date: for each basket index, the closing value of the basket index on the automatic exercise date; and

   (ii) with respect to the exercise of any call warrant component that has been separated from a unit prior to the automatic exercise date:  for each basket index, the closing value of the basket index on the index business day immediately following the date you give proper notice of your election to exercise the call warrant;
participation rate =             100%, and

maximum cash
settlement amount =           $4.50 to $5.50.

The actual maximum cash settlement amount will be determined on the pricing date. In no event will the cash settlement amount be less than $0.

If the basket performance is less than or equal to 0%, the cash settlement payment  you will receive with respect to the call warrant component will be zero and, if the units have not been previously separated, you will receive only the $10 face amount of the note component per unit.

Please review the historical values of the basket indices in the section of this pricing supplement called “Description of Units, Notes and Call Warrants—General Information—Historical Information” for each calendar quarter in the period from January 1, 2003 through July 23, 2008 and related graph.  You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in certain basket indices will be offset by decreases in other basket indices, based on their historical performance.

The units are separable by investors with brokerage accounts approved for naked options trading
Each unit consists of a note and a call warrant.  Subject to the requirement that you have a brokerage account approved for naked options trading, each unit may be separated into its component note and call warrant on any business day beginning on November 28, 2008, which we refer to as the initial separation eligibility date.  The units will initially trade under the CUSIP number 617480710.  Upon separation, the note component and call warrant component will trade separately under the CUSIP numbers 617482AT1, in the case of the notes, and 617480728, in the case of the call warrants.

How to separate your units
To separate units into the component notes and call warrants, you must have a brokerage account approved for naked options trading.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.  If you have a brokerage account approved for naked options trading, you must instruct your broker or other person with whom you hold your units to take the following steps through normal clearing system channels:

•      fill out an Official Notice of Separation, which will include a representation by you that you have a brokerage account approved for naked options trading (upon which representation Morgan Stanley may conclusively rely) and which is attached as Annex A to this pricing supplement, and deliver an Official Notice of Separation to The Bank of New York Mellon, in its capacity as unit agent, and to us before 10:00 a.m. (New York City time) on any trading day that is also a business day;

• inform the unit agent and the calculation agent by telephone before 10:00 a.m. (New York City time) on that day of your intention to exercise your separation right; and

• transfer your book entry interest in the units to the unit agent.

If your official notice of separation is given to the unit agent after 10:00 a.m. (New York City time) on any trading day that is also a business day, your notice will not become effective until the later of (i) the next trading day that is also a business day, and (ii) the day on which your book-entry interest in the units is transferred to the unit agent on your behalf.  Your account will generally be credited with one note and one call warrant per separated unit within two business days of the date on which your notice is effective.  We refer to the date your account is so credited as the “separation date.”  You will first be able to exercise or transfer your call warrants on the first trading day immediately succeeding the separation date.  If your official notice of separation is given to us after 10:00 a.m. on November 22, 2011, your notice will not be effective.

The zero-coupon notes
The zero-coupon note component of each unit will consist of a $10 face amount, zero-coupon note issued by Morgan Stanley.  We will pay the $10 face amount of each note on the maturity date of November 29, 2011.  The notes do not pay periodic interest and may not be redeemed prior to maturity.  For more information about the notes, please see the section of this pricing supplement entitled “Description of Units, Notes and Call Warrants—The Notes” and the section entitled “Description of Notes—Discount Notes” in the accompanying prospectus supplement dated July 24, 2007.

The call warrants
The call warrant component of each unit will consist of a cash-settled call warrant linked to the value of the basket with a notional amount of $10.  If they have not been previously exercised, the call warrants will be automatically exercised for all investors on the automatic exercise date of November 24, 2011.  Only investors with brokerage accounts approved for naked options trading who hold call warrants that have been separated from the units may exercise the call warrants prior to the automatic exercise date.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.

The call warrants will entitle the holder, either upon automatic exercise on the automatic exercise date or, if the units have been separated, upon optional exercise prior to the automatic exercise date, to receive a payment in cash based upon the performance of the basket as set out under “Cash Settlement Amount” above.  A holder of the call warrants will not be required to pay any exercise price or other amount upon automatic exercise or, if the units are separated, in order to exercise the separate call warrant component prior to the automatic exercise date.

Exercising the call warrants
You may not exercise or transfer the call warrant component of a unit prior to the automatic exercise date unless the unit has been previously separated.  You may not separate any units unless you have a brokerage account approved for naked options trading.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.

If you have a brokerage account approved for naked options trading, and you hold a call warrant that has been separated from the unit, you may exercise the separate call warrant component by instructing your broker or other person with whom you hold your units to take the following steps through normal clearing system channels:

•      fill out an Official Notice of Exercise, which is attached as Annex B to this pricing supplement, and which will include a representation that the brokerage account in which the call warrants are held is approved for naked options trading, and deliver an Official Notice of Exercise to The Bank of New York Mellon, in its capacity as warrant agent, and to us before 10:00 a.m. (New York City time) on any trading day that is also a business day (the “notice date”);

• inform the warrant agent and the calculation agent by telephone before 10:00 a.m. (New York City time) on the notice date of your intention to exercise your call warrant; and

• transfer your book entry interest in the call warrants to the warrant agent on our behalf.

If your official notice of exercise reaches the calculation agent or the warrant agent after 10:00 a.m. (New York City time) on any day, the notice date will be the succeeding trading day that is also a business day.  If your official notice of exercise is given to us after 10:00 a.m. on the day immediately before the automatic exercise date, your notice will not be effective.

For purposes of determining the cash settlement amount, if any, payable on a call warrant exercised prior to the automatic exercise date, the final index value for each basket index will be determined on the index business day immediate following the notice date, which we refer to as the “exercise date”, subject to postponement for market disruption events.

We will pay you the cash settlement amount, if any, due upon the exercise of a call warrant on the third business day following the exercise date, subject to postponement for non-business days, which we refer to as the call warrant settlement date.

Postponement of determination of final index value
If a market disruption event occurs on the scheduled automatic exercise date with respect to a basket index, in the case of a call warrant that is automatically exercised, or if the scheduled automatic exercise date is not an index business day with respect to a basket index, the final index value solely for such basket index will be determined on the next index business day on which no market disruption event occurs with respect to such basket index and the call warrant settlement date will be postponed to the third scheduled trading date following the date on which the final basket value is actually determined.

If the units have been separated and a market disruption event with respect to a basket index occurs on any exercise date for the call warrants prior to the automatic exercise date or such exercise date is not an index business day with respect to a basket index, the final index value solely for such basket index will be determined on the next index business day on which no market disruption event occurs with respect to such basket index and the call warrant settlement date will be postponed to the third scheduled business date following the date on which the final basket value is actually determined.

You have no shareholder rights
Investing in the units, or, if separated from the units, the call warrants, is not equivalent to investing in the stocks composing the basket indices.  As an investor in the units or the call warrants, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks composing the basket indices.

You may revoke your offer to purchase the units prior to our acceptance
We are using this pricing supplement to solicit from you an offer to purchase the units.  You may revoke your offer to purchase the units at any time prior to the time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the units prior to their issuance.  In the event of any material changes to the terms of the units, we will notify you.

The units will be issued under a Unit Agreement Without Holders’ Obligations
The units will be issued under a Unit Agreement Without Holders’ Obligations that will be entered into between Morgan Stanley, The Bank of New York Mellon, as Unit Agent, as Trustee and Paying Agent under the Senior Indenture, and as Warrant Agent under the Warrant Agreement dated November 1, 2004 between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (the “Warrant Agreement”) prior to the issuance of the units.  The significant terms of the Units and the Unit Agreement Without Holders’ Obligations are set out below under “Description of Units, Notes and Call Warrants—The Units” and in the accompanying prospectus under “Description of Units—Significant Provisions of the Unit Agreement Without Holders' Obligations.”

The notes will be issued under the Senior Indenture
The notes will be issued under a the Senior Indenture dated as of November 1, 2004 between Morgan Stanley and The Bank of New York Mellon (as successor to JPMorgan Chase Bank N.A. (formerly known as JPMorgan Chase Bank)), as trustee.  The significant terms of the Notes and the Senior Indenture are set out in the accompanying prospectus under “Description of Debt Securities.”

The call warrants will be issued under the Warrant Agreement
The call warrants will be issued under the Warrant Agreement.  The significant terms of the call warrants and the Warrant Agreement are set out in the accompanying prospectus under “Description of Call Warrants—Significant Provisions of the Warrant Agreement.”

MS & Co. will be the calculation agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., to act as calculation agent for The Bank of New York Mellon, the unit agent for the units, the trustee under the Senior Indenture for the notes and the Warrant Agent for the call warrants.  As calculation agent, MS & Co. will determine the initial index value for each basket index, the multiplier for each basket index, the final index value for each basket index, the basket performance and the cash settlement amount, if any, you will receive at maturity or upon exercise of the call warrants.

Tax considerations	See “Description of Units, Notes and Call Warrants—General Information—United States Federal Taxation” in this pricing supplement.

Where you can find more information on the units, the notes and the call warrants
The units are issued as part of our Series F global units program.  You can find a general description of our Series F global unit program in the accompanying prospectus supplement dated July 24, 2007 and accompanying prospectus dated January 25, 2006.  We describe the basic features of the units in the section of the prospectus supplement called “Description of Units” and in the section of the prospectus called “Description of Units.”

We describe the basic features of the note component of the units in the section of the prospectus supplement entitled “Description of Notes—Discount Notes” and in the section of the prospectus entitled “Description of Debt Securities—Discount Debt Securities”
We describe the basic features of the call warrant component in the section of the prospectus supplement entitled “Description of Warrants” and in the section of the prospectus entitled “Description of Warrants.”

Because this is a summary, it does not contain all the information that may be important to you.  For a detailed description of the terms of the units, you should read the “Description of Units, Notes and Call Warrants” section in this pricing supplement.  You should also read about some of the risks involved in investing in the units in the section called “Risk Factors.”  The tax treatment of investments in units differs from that of investments in ordinary debt securities.  See the section of this pricing supplement called “Description of Units, Notes and Call Warrants—General Information—United States Federal Taxation.” We urge you to consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the units.

How to reach us	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

HYPOTHETICAL PAYOUTS ON THE UNITS

For each unit that you hold, if you do not separate the unit and you hold it until maturity, you will receive a cash payment of $10, in respect of the note component, plus a cash settlement amount, which may be zero, in respect of the call warrant component.  The cash settlement amount will be calculated on the automatic exercise date (if a call warrant has not been previously exercised) and will be equal to (i) $10 times (ii) the basket performance times (iii) the participation rate, subject to the maximum cash settlement amount.  In no event will the cash settlement amount be less than $0.

Below are three examples of how to calculate the basket performance and the payment at maturity based on the hypothetical data below.  Each of these examples assumes that the units are held to maturity and are not separated at any time.

Example 1
Basket Index	Weighting	Hypothetical Multiplier	Hypothetical Initial Index Value	Hypothetical Final Index Value	Percent Change
S&P 500 index	33.3333%	0.002666664	1,250	1,687.50	35%
Nikkei index	33.3333%	0.000260414	12,800	17,280	35%
Euro STOXX index	33.3333%	0.0010101	3,300	4,455	35%

The final basket value equals the sum of the products, for each basket index, of the final index value times the multiplier for such basket index. Therefore, the final basket value in the example above equals:

the S&P 500 final index value times the S&P 500 index multiplier; plus the Euro STOXX final index value times the Euro STOXX index multiplier; plus the Nikkei final index value times the Nikkei index multiplier

So, using the hypothetical final index values and multipliers above,

1,687.50  x  0.002666664  = 4.4999955; plus

17,280.00  x  0.000260414  = 4.499955; plus

4,455  x  0.0010101  = 4.4999955; equals

final basket value = 13.50

Participation rate:	100%

Hypothetical maximum cash settlement amount:	$5.00

The basket performance equals (i) the final basket value minus the initial basket value divided by (ii) the initial basket value.

Accordingly, in this example the basket performance equals: (13.50 – 10) / 10 = 0.35.

The cash settlement amount equals (i) $10 times (ii) the basket performance times (iii) the participation rate, subject to the maximum cash settlement amount.

Accordingly in this example, the cash settlement amount equals:

$10 x 0.35 x 100% = $3.50

The payment at maturity is calculated as follows:

$10 face amount of the note component  +  cash settlement amount for the call warrant component

And therefore, in this example, the payment at maturity for each unit equals:  $10 + $3.50  = $13.50

Example 2:
Basket Index	Weighting	Hypothetical Multiplier	Hypothetical Initial Index Value	Hypothetical Final Index Value	Percent Change
S&P 500 index	33.3333%	0.002666664	1,250	2,187.50	75%
Nikkei index	33.3333%	0.000260414	12,800	22,400	75%
Euro STOXX index	33.3333%	0.0010101	3,300	5,775	75%

The final basket value equals the sum of the products, for each basket index, of the final index value times the multiplier for such basket index. Therefore, the final basket value in the example above equals:

the S&P 500 final index value times the S&P 500 index multiplier; plus the Euro STOXX final index value times the Euro STOXX index multiplier; plus the Nikkei final index value times the Nikkei index multiplier

So, using the hypothetical final index values and multipliers above,

2,187.50  x  0.002666664  = 5.833275; plus

22,400.00  x  0.000260414  = 5.833275; plus

5,775.00  x  0.0010101  = 5.833275; equals

final basket value = 17.50

Participation rate:	100%

Hypothetical maximum cash settlement amount:	$5.00

The basket performance equals (i) the final basket value minus the initial basket value divided by (ii) the initial basket value.

Accordingly, in this example the basket performance equals: (17.50 – 10) / 10 = 0.75.

The cash settlement amount equals (i) $10 times (ii) the basket performance times (iii) the participation rate, subject to the maximum cash settlement amount.

Because in this example, the basket performance would result in a cash settlement amount ($7.50) greater than the maximum cash settlement amount, the cash settlement amount will be only the hypothetical maximum cash settlement amount of $5.00.

The payment at maturity is calculated as follows:

$10 face amount of the note component  +  cash settlement amount for the call warrant component

And therefore, in this example, the payment at maturity for each unit equals:  $10 + $5.00  = $15.00

In this example, even though the basket has appreciated by 75% from its initial value, the cash settlement amount is limited by the maximum cash settlement amount to $5.00, and the total payment at maturity is $15.00, representing a 50% return on your investment in the units.

Example 3
Basket Index	Weighting	Hypothetical Multiplier	Hypothetical Initial Index Value	Hypothetical Final Index Value	Percent Change
S&P 500 index	33.3333%	0.002666664	1,250	1,125	-10%
Nikkei index	33.3333%	0.000260414	12,800	11,520	-10%
Euro STOXX index	33.3333%	0.0010101	3,300	3,630	10%

The final basket value equals the sum of the products, for each basket index, of the final index value times the multiplier for such basket index. Therefore, the final basket value in the example above equals:

the S&P 500 final index value times the S&P 500 index multiplier; plus the Euro STOXX final index value times the Euro STOXX index multiplier; plus the Nikkei final index value times the Nikkei index multiplier

So, using the hypothetical final index values and multipliers above,

1,125.00  x  0.002666664  = 3.00; plus

11,520.00  x  0.000260414  = 3.00; plus

3,630.00  x  0.0010101  = 3.667; equals

final basket value = 9.667

Participation rate:	100%

Hypothetical maximum cash settlement amount:	$5.00

The basket performance equals (i) the final basket value minus the initial basket value divided by (ii) the initial basket value.

Even though the Euro STOXX 50 index has appreciated by 10%, this appreciation is more than offset by the depreciation of the S&P 500 index and the Nikkei index by 10% each, resulting in a basket performance of less than zero.

Because in this example, the basket performance would result in a cash settlement amount less than $0, the cash settlement amount will be $0 and the total payment at maturity per unit will equal only the $10 face amount of the note component.

In this example, even though the basket has depreciated by 3.333% from its initial value, the note component ensures a return of 100% of principal at maturity and the total payment at maturity is therefore $10.00 per unit.

Please review the historical values of the basket indices in the section of this pricing supplement called “Description of Units, Notes and Call Warrants—General Information—Historical Information” for each calendar quarter in the period from January 1, 2003 through July 23, 2008 and related graphs.  Please also review the graph of the historical performance of the basket for the period from January 1, 2003 through July 23, 2008 in this pricing supplement under “Description of Units, Notes and Call Warrants—Historical Chart,” which illustrates the effect of any offset between the basket indices during such period.  You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in certain basket indices will be offset by decreases in other basket indices, based on their historical performances.

RISK FACTORS

An investment in the units entails risks not associated with similar investments in conventional debt securities.  None of the units, the notes and the call warrants comprising the units are secured obligations, nor is investing in the units or, if separated, the call warrants, equivalent to investing directly in the index.  This section describes the most significant risks relating to the units.  You should carefully consider whether the units are suited to your particular circumstances before you decide to purchase them.

Risk Factors Applicable to the Units, Notes and Call Warrants

Unlike conventional debt securities, there will be no payments of interest with respect to the units, notes or call warrants
The units differ from many conventional debt securities in that no interest will be paid on the units.  Because of the variable nature of the cash settlement amount on the call warrant component, which may equal zero, the return on your investment in the units, if you hold the units to maturity, may be less than the amount that would be paid on a conventional debt security.  The return of only the $10 face amount of the note component at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The units have been designed for investors who are willing to forgo market floating interest rates in exchange for the payment of principal on the note component and a cash settlement amount to be paid with respect to the call warrant component, if any, based on performance of an equally-weighted basket of three equity indices.

You may receive only the $10 face amount of the note component for each unit at maturity
If the value of the basket as a whole has not increased or has declined at maturity from its initial value and, as a result, the basket performance is less than or equal to 0% you will receive no cash settlement amount on the call warrant component of the units and will receive only the $10 face amount of the note component for each unit.

Your appreciation potential is limited
The appreciation potential of the call warrant component and therefore of the units is limited by the maximum cash settlement amount of $4.50 to $5.50 (corresponding to a total payment of $14.50 to $15.50 per unit), with the actual maximum cash settlement amount to be determined on the pricing date.  As a result, you will not share in any appreciation of the index above 145% to 155% of the initial index value.  See “Hypothetical Payouts on the Units” on PS–9.

The units will not be listed
None of the units, the notes and the call warrants will be listed on any securities exchange.  There may be little or no secondary market for the units or, if any units are separated into their component notes and call warrants, for the note or call warrant components.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the units, the notes or the call warrants easily.  MS & Co. currently intends to act as a market maker for the units (and, if units are separated, for the notes and the call warrants) but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the units (or the notes or call warrants), the price at which you may be able to trade your units (or notes or call warrants) is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be little or no secondary market for the units (or notes or call warrants).

Market price of the units influenced by many unpredictable factors
Several factors, many of which are beyond our control, will influence the value of the units in the secondary market and the price at which MS & Co. may be willing to purchase or sell the units in the secondary market, including:

• the index closing value of each of the basket indices at any time,

• the volatility (frequency and magnitude of changes in value) of the basket indices,

• interest and yield rates in the market,

•      geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities underlying the basket indices, or equity markets generally, and that may affect the final index value for each basket index,

• the time remaining to the maturity of the units,

• whether the basket is currently at or above 145% to 155% of its initial value,

• the dividend rate on the stocks underlying the basket indices, and

• our creditworthiness.

Some or all of these factors will influence the price that you will receive if you sell your units prior to maturity.  For example, you may have to sell your units at a substantial discount from the issue price if at the time of sale the value of the basket is at or below its initial value or if market interest rates rise.

You cannot predict the future performance of the basket indices based on their historical performance.  We cannot guarantee that the basket will increase in value so that you will receive a cash settlement amount on the call warrant component and therefore an amount per unit in excess of the $10 face amount of the note component.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices
Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase units (or, if units are separated, the notes or call warrants) in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the units, as well as the projected profit included in the cost of hedging our obligations under the units.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one or more of the basket indices may offset each other
Price movements in the basket indices may not correlate with each other.  At a time when the value of one or more of the basket indices increases, the value of one or more of the other basket indices may not increase as much or may even decline in value.  Therefore, in calculating the basket performance, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices.  You can review the historical index closing values of each of the basket indices for each calendar quarter in the period from January 1, 2003 through July 23, 2008 and related graphs and a graph of the historical performance of the basket for the same period in this pricing supplement under “Description of Units, Notes and Call Warrants—Historical Information.”  You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the levels of any of the basket indices will be offset by decreases in the levels of other basket indices, based on their historical performance.  In addition, there can be no assurance that the value of the basket will increase so that the basket performance will be greater than 0%.  If the basket performance is less than or equal to 0%, you will receive no cash settlement amount on the call warrant component of the unit and therefore only the $10 face amount of the note component per unit.

Adjustments to the basket indices could adversely affect the value of the units
The publisher of any basket index can add, delete or substitute the stocks underlying such basket index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of such basket index. Any of these actions could adversely affect the value of the call warrant component, and therefore of the units.

The publisher of any basket index may discontinue or suspend calculation or publication of its basket index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the units insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, on the automatic exercise date the final index value with respect to the discontinued index will be an amount based on the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the index last in effect prior to discontinuance of the applicable basket index.

You have no shareholder rights
As an investor in the units, or, if separated, in the call warrants, you will not have voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie any of the basket indices.

There are risks associated with investments in securities indexed to the value of foreign equity securities
The underlying stocks that constitute the Nikkei index and Euro STOXX 50 index have been issued by companies in various foreign countries.  Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Investing in the units is not equivalent to investing in the basket indices or the stocks constituting the basket indices	Investing in the units, or, if separated, in the call warrants, is not equivalent to investing in the basket indices or their component stocks.

A unit may only be separated into the call warrant component and the note component by investors with brokerage accounts approved for naked options trading
In order to separate any unit into its component note and call warrant after November 28, 2008, your brokerage firm will have to complete the Official Notice of Separation attached to this pricing supplement as Annex A, which will include a representation that you have an brokerage account approved for naked options trading.  You should consult with your financial adviser to determine whether your brokerage account would meet the appropriate options trading requirements.

Furthermore, because a call warrant may only be exercised or transferred after it has been separated from a unit, you will not be able to exercise the call warrant component prior to the automatic exercise date unless you have a brokerage account approved for naked options trading.

Additional Risk Factors Applicable if the Unit Components are Separated
Upon separation of the units, the return on your investment in the call warrants will be limited to receipt upon your exercise or upon automatic exercise, of the cash settlement amount, which may be zero.

If, after November 28, 2008, you exercise your right to separate units into their component notes and call warrants, upon your exercise of the call warrants, or upon their the automatic exercise on the automatic exercise date, you will receive for the call warrants only the cash settlement amount, which may be zero.  Furthermore, if you sell the call warrant component of a separated unit, you will receive only the value of the call warrant component, which may have little to no value.

If you exercise the call warrants prior to the automatic exercise date for an amount less than the maximum cash settlement amount, you will lose a portion of the value of the call warrant
A portion of the market value of a call warrant at any time depends on the basket value at such time relative to the initial basket value and is known as the “intrinsic value” of the call warrant.  If at any time, the basket value is higher than the initial basket value, the intrinsic value of the call warrant is positive and the call warrant is considered “in the money”; whereas, if, at any time, the basket value is lower than the initial basket value, the intrinsic value of the call warrant is zero and the call warrant is considered “out of the money.”  Another portion of the market value of a call warrant at any time prior to expiration depends on the length of time remaining until the last potential exercise date and is known as the “time value” of the call warrant.  On the pricing date, when the basket value is the same as the initial basket value, the time value of the call warrant represents its entire value; thereafter, the time value generally diminishes until, at expiration, the time value of the call warrant is zero.

If an in-the-money call warrant is exercised, rather than sold, prior to expiration, the exercising holder will receive the intrinsic value of the option, in the form of the cash settlement amount, but the remaining time value of the call warrant, if any, will not be realized.  Therefore, depending on market conditions, transaction costs and the level of the basket relative to its initial level, it may be advantageous for any holder of the call warrants to sell rather than exercise a call warrant prior to the expiration date.

If you have a brokerage account approved for naked options trading and have separated your units, and the basket has increased in value by more than 45% to 55% (corresponding to the maximum cash settlement amount of $4.50 to $5.50) so that you will receive the maximum cash settlement amount upon your exercise of a call warrant, the time value of the call warrant will, in effect, be reduced to zero so long as the basket remains at or above 145% to 155% of its initial level.

Market price of the call warrants influenced by many unpredictable factors
If you elect to separate any units, several factors, many of which are beyond our control, will influence the value of the call warrants in the secondary market and the price at which MS & Co. may be willing to purchase or sell call warrants in the secondary market.  While we expect the levels of the basket indices at any time to be the most important factor in the price of the call warrants on the secondary market, other important factors include:

• the time remaining to the expiration of the call warrants,

• the volatility (frequency and magnitude of changes in value) of the basket indices,

• whether the basket has increased from its initial value by 45% to 55% (corresponding to the maximum cash settlement amount) or more,

• interest and yield rates in the market,

• the dividend rate on the stocks underlying the basket indices,

•      geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities underlying the basket indices, or equity markets generally, and that may affect the final index value for each basket index,

• our creditworthiness.

Some or all of these factors will influence the price that you will receive if you sell your call warrants prior to maturity.

You cannot predict the future performance of the basket indices or whether decrease in one or more of the basket indices will offset increases in the other basket indices based on their historical performances.  We cannot guarantee that the basket performance will be greater than 0% so that you will receive any cash settlement amount on the call warrants.

The value of the notes will depend principally upon market interest rates
If you elect to separate any units, we expect the principal factors contributing to the value of the notes in the secondary market at any time will be the interest and yield rates in the market and the credit rating of Morgan Stanley.  If market interest rates increase, the value of the notes in the secondary market will decrease.  You may not redeem the notes prior to the maturity date, and therefore if you sell the notes prior to maturity, you will receive less, and possibly substantially less, than the $10 face amount per note.

General Risk Factors

The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests
The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the units.
As calculation agent, MS & Co. will determine the initial index value for each basket index, the multiplier for each basket index, the final index value for each basket index, the basket performance and calculate the cash settlement amount, if any, you will receive on the call warrants.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of a basket index, may affect the payout to you on the units.  See the sections of this pricing supplement called “Description of Units, Notes and Call Warrants—Market Disruption Event” and “—Discontinuance of a Basket Index; Alteration of Method of Calculation.”

The original issue price of the units includes the agent’s commissions and certain costs of hedging our obligations under the units.  The subsidiaries through which we hedge our obligations under the units expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the values of the basket indices
MS & Co. and other affiliates of ours will carry out hedging activities related to the units (and possibly to other instruments linked to the basket indices or their component stocks), including trading in the stocks underlying the basket indices, futures and options contracts on the basket indices, as well as in other instruments related to the basket indices.  MS & Co. and some of our other subsidiaries also trade in the stocks underlying the basket indices and other financial instruments related to the basket indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we price the units for initial sale to the public could potentially increase any of the initial index values and, as a result, could increase the values at which the respective basket index must close on the automatic exercise date before you receive a cash settlement amount with respect to the call warrant component greater than zero.  Additionally, such hedging or trading activities during the term of the units could potentially affect the values of the basket indices on the automatic exercise date or an earlier exercise date and, accordingly, the amount of cash you will receive at maturity or upon such earlier exercise of the call warrant if a unit has been separated.

The U.S. federal income tax consequences of an investment in the units are uncertain.
As described in this pricing supplement under the section entitled “United States Federal Taxation,” each unit should be treated as a separable unit consisting of the following components: (i) a zero coupon bond and (ii) a cash-settled call warrant on the basket indices.  However, due to the absence of authorities that directly address the proper characterization and treatment of the units, no assurance can be given that the Internal Revenue Service (the “IRS”) will accept, or that a court will uphold, this characterization and treatment.  In particular, the IRS could seek to characterize each unit as a single debt instrument for U.S. federal income tax purposes.  In such a case, the unit would be subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the units, the timing and character of income recognized by a U.S. Holder (as defined in “United States Federal Taxation” in this pricing supplement) would be significantly affected.  Among other things, a U.S. Holder would be required to include in income during the term of the units an amount of original issue discount based on the “comparable yield” for a fixed-rate debt instrument with an issue price and term equal to the entire issue price of the units and term of the units.  Thus, the application of the Contingent Debt Regulations to the units generally would result in the U.S. Holder recognizing amounts of original issue discount over the term of the units that are greater than would be recognized if the units were treated as described herein.  In addition, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the units would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.  Both U.S. and non-U.S. investors considering an investment in the units should read “United States Federal Taxation” in this pricing supplement and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the units.

DESCRIPTION OF UNITS, NOTES AND CALL WARRANTS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement.  The term “Unit” refers to each unit of the Capital Protected Units Each Consisting of a Zero-Coupon Note and a Call Warrant on a Global Basket of Equity Indices issued pursuant to the Unit Agreement dated August    , 2008 among Morgan Stanley, The Bank of New York Mellon, as Unit Agent, as Trustee and Paying Agent under the Senior Indenture, and as Warrant Agent under the Warrant Agreement dated November 1, 2004 between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)) (the “Warrant Agreement”).  The principal provisions of the Unit Agreement are described in the accompanying prospectus dated January 25, 2006 in the section entitled “Description of Units—Significant Provisions of the Unit Agreement Without Holders’ Obligations” subject to the terms described under “—The Units” below.  The term “Note” refers to each $10 face amount of our zero-coupon notes issued pursuant to our Senior Indenture and described under “—The Notes” below.  The term “Call Warrant” refers to each $10 notional amount of our Call Warrants on a Global Basket of Equity Indices issued pursuant to the Warrant Agreement and described under “—The Call Warrants” below.  In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

The Units

Aggregate Number of Units

Aggregate Price to Public of Units

Original Issue Date	August , 2008

Pricing Date	August , 2008

Final Payment Date
November 29, 2011, provided that if the determination of the Final Basket Value is postponed as set forth under “—The Call Warrants—Exercise Date” the Final Payment Date will be the third Business Day following the day on which the Final Basket Value is determined as so postponed; provided further, that no additional amount shall be due or be paid as a result of any such postponement of the Final Payment Date.

Specified Currency	U.S. dollars

Unit CUSIP Number	617480710

Issue Price	$10 per Unit

Minimum Purchase Amount	100 Units

Final Payment on the Units
On the Final Payment Date, upon delivery of an unseparated Unit to the Unit Agent, we will pay with respect to each such Unit an amount in cash equal to the $10 Face Amount of the Note plus the Cash Settlement Amount, if any, subject to the Maximum Cash Settlement Amount of $4.50 to $5.50 with respect to the Call Warrant (corresponding to an aggregate maximum payment of $14.50 to $15.50 per Unit), as determined by the Calculation Agent and as set out under “—The Call Warrants—Cash Settlement Amount” and “—Maximum Cash Settlement Amount” below.

We shall, or shall cause the Calculation Agent to (i) provide written notice to the Unit Agent and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to each Unit, on or prior to 10:30 a.m. on the Trading Day preceding the Final Payment Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Final Payment Date), and (ii) deliver the aggregate cash amount due with respect to the Units to the Unit Agent for delivery to DTC, as holder of the Units, on the Final Payment Date.  We expect such amount of cash will be distributed to investors on the Final Payment Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—General Information—Book-Entry Units, Notes and Call Warrants” below, and see “Forms of Securities —The Depositary” in the accompanying prospectus.

Note Component	The Note Component refers to each Note issued by Morgan Stanley as described under “The Notes” below.

Call Warrant Component	The Call Warrant Component refers to each Call Warrant described under “The Call Warrants” below.

Initial Separation Eligibility Date	November 28, 2008. The Units may not be separated prior to the Initial Separation Eligibility Date.

Separating the Units	To separate a Unit into a Note and a Call Warrant, you must instruct your broker or other person with whom you hold your Units to take the following steps through DTC:

•    fill out an Official Notice of Separation, which will include a representation by you that you have a brokerage account approved for naked options trading (upon which representation the Issuer and the Unit Agent may conclusively rely) and which is attached as Annex A to this pricing supplement, and deliver your Official Notice of Separation to the Unit Agent and to us before 10:00 a.m. (New York City time) on any Trading Day that is also a Business Day;

• inform the Unit Agent and the Calculation Agent by telephone before 10:00 a.m. (New York City time) on that day of your intention to exercise your separation right;

• transfer your book entry interest in the Units to the Unit Agent.

The Units will be exchanged for the component Notes and Call Warrants on the Separation Date.

If your brokerage firm has given an Official Notice of Separation to us or to the Unit Agent after 10:00 a.m. (New York City time) on any Business Day, the notice will not become effective until the later of (i) the next Business Day and (ii) the day on which your book entry interest in the Units is transferred to the Unit Agent on your behalf.  Your book entry interest in the Units will generally be converted into a book entry interest in one Call Warrant and one Note per separated Unit within two Business

Days of the date on which you transfer your book entry interest in the Units to the Unit Agent (such date on which the separation becomes effective, the “Separation Date”).  You will first be able to exercise or transfer your Call Warrants on the first Trading Day immediately succeeding the Separation Date.

If your Official Notice of Separation is given to us or to the Unit Agent after 10:00 a.m. on November 22, 2011, your notice will not be effective.

Payment in case of an Event of Default
In the case of an event of default with respect to the Note Component, the amount due and payable on the Units will be the sum of the amounts due and payable on the Note Component and the Call Warrant Component, respectively, (the “Unit Acceleration Amount”). See “The Notes—Payment in case of Event of Default” and “The Call Warrants—Payment in case of Event of Default” below.

If the payment on the Units is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Unit Agent at its New York office, on which notice the Unit Agent may conclusively rely, and to DTC of the Unit Acceleration Amount and the aggregate cash amount due with respect to the Units as promptly as possible and in no event later than two Business Days after the date of acceleration.

Trading Day
A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange LLC (“NYSE”), the American Stock Exchange LLC, The NASDAQ Stock Market LLC, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

The Notes

Face Amount	$10 per Note

Nominal Issue Price	per Note. The Nominal Issue Price of the Notes will be determined on the Pricing Date.

Periodic Interest Payments	None

Maturity Date	November 29, 2011

Payment at Maturity
$10 per Note.  If (A) a Unit has not been separated into separate components, upon the delivery of the Unit to Unit Agent or (B) if a Unit has been previously separated into separate components, upon the delivery of a Note to the Trustee, we will pay with respect to each such Note an amount in cash equal to the $10 Face Amount of the Note.

We shall, or shall cause the Calculation Agent to deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Units or the Notes, as applicable, on the Maturity Date.  We expect such amount of cash will be distributed to investors on the Final Payment Date

(with respect to the Units) or on the Maturity Date (with respect to any Note held separately from a Unit) in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—Book-Entry Units, Notes and Call Warrants” below, and see “Forms of Securities —The Depositary” in the accompanying prospectus.

Payment in case of Event of Default
In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon an acceleration of the Notes (the “Note Acceleration Amount”) will be calculated according to the procedures for determining the amount due and payable upon an acceleration of a discount debt security set forth under “Description of Debt Securities—Discount Debt Securities” in the accompanying prospectus dated January 25, 2006.  Because the Notes are zero-coupon notes, they are considered to be issued with original issue discount based on the Nominal Issue Price.  The amount due upon an acceleration will be an amount less than the Face Amount and will be based on the Nominal Issue Price and the amount of original issue discount that has accrued to the date of acceleration.

Note CUSIP	617482AT1

Senior Note or Subordinated Note	Senior

Trustee	The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

The Call Warrants

Title	Call Warrants on a Global Basket of Equity Indices

Notional Amount	$10 per Call Warrant

Exercising the Call Warrants	The Call Warrants may only be optionally exercised or transferred after the Units have been separated.

With respect to the Call Warrant Component of any previously separated Unit (as set out under “Description of Units, Call Warrants and Notes—The Units—Separating the Units”), on any Notice Date after the Initial Separation Eligibility Date and on or before November 23, 2011, upon:

(i) the completion and delivery to us, the Warrant Agent and the Calculation Agent through your participant at DTC, of an Official Notice of Exercise (in the form of Annex B attached hereto) prior to 10:00 a.m. (New York City time) on such date,

(ii) telephonic notification of the Warrant Agent and the Calculation Agent prior to 10:00 a.m. (New York City time) on such date and

(iii) instruction to your broker or the participant through which you own your interest in the Call Warrants to transfer your book entry interest in the Call Warrants to the Warrant Agent on our behalf, the Call Warrants specified in your Official Notice of Exercise will be exercised on the applicable Exercise Date (see “—Exercise Date” below) and you will receive the Cash Settlement Amount, if any.  See “—Cash Settlement Amount” below.

We will pay you the Cash Settlement Amount, if any, due upon the exercise of a Call Warrant on the Call Warrant Settlement Date.

Automatic Exercise	If the Call Warrants have not been previously exercised, they will be automatically exercised on the Automatic Exercise Date, whether or not previously separated from the Units.

Payment upon Exercise	The Payment upon any exercise of the Call Warrants will be the Cash Settlement Amount.

We shall, or shall cause the Calculation Agent to (i) provide written notice to the Warrant Agent and to DTC, of the amount of cash to be delivered with respect to each exercised Call Warrant, on or prior to 10:30 a.m. on the Trading Day preceding the applicable Call Warrant Settlement Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Call Warrant Settlement Date), and (ii) deliver the aggregate cash amount due with respect to all Call Warrants exercised on any Exercise Date to the Warrant Agent for delivery to DTC, as holder of the Call Warrants, on the applicable Call Warrant Settlement Date.  We expect such amount of cash will be distributed to investors on the applicable Call Warrant Settlement Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—Book-Entry Units, Notes and Call Warrants” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.  With respect to any Call Warrant that has not been separated from a Unit, such notice shall be given and such delivery shall be made to the Unit Agent at the time indicated under “The Units—Final Payment on the Units.”

Call Warrant Settlement Date
With respect to any exercised Call Warrant, the Call Warrant Settlement Date will be the third Business Day following the Exercise Date for such Call Warrant, provided that if the date for determining the Final Index Value for any Basket Index for a Call Warrant is postponed as set out under “—Exercise Date” below, the Call Warrant Settlement Date will be the third Business Day following the date the Final Basket Value is actually determined.

Cash Settlement Amount
The Cash Settlement Amount will be equal to (i) $10 times (ii) the Basket Performance times (iii) the Participation Rate, subject to the Maximum Cash Settlement Amount.  In no event will the Cash Settlement Amount be less than $0.  The Calculation Agent will calculate the Cash Settlement Amount on the applicable Exercise Date.

Participation Rate	100%

Maximum Cash Settlement Amount	$4.50 to $5.50. The actual Maximum Cash Settlement Amount will be determined on the Pricing Date.

Basket
The Basket is composed of three equity indices (each a “Basket Index” and collectively, the “Basket Indices”) as set forth in the table below.  The table also indicates the relevant Bloomberg Ticker Symbol, the Weighting, the Initial Index Value and the Multiplier for each of the Basket Indices.

Basket Index	Bloomberg Ticker Symbol	Weighting	Initial Index Value	Multiplier
S&P 500® Index (“S&P 500 Index”)	SPX	33.3333%
Nikkei 225 Index (“Nikkei Index”)	NKY	33.3333%
Dow Jones Euro STOXX 50® Index (“Euro STOXX 50 Index”)	SX5E	33.3333%

Basket Performance
The Basket Performance is a fraction, the numerator of which will be the Final Basket Value minus the Initial Basket Value and the denominator of which will be the Initial Basket Value.  The Basket Performance is described by the following formula:

Final Basket Value	The Final Basket Value with respect to any Exercise Date will be the sum of the products, for each Basket Index, of the Final Index Value times the Multiplier for such Basket Index.

Initial Basket Value	10, which is the sum of the products, for each Basket Index, of the Initial Index Value and the multiplier for such Basket Index.

Multiplier	The Multiplier for each Basket Index will be set on the Pricing Date, so that each Basket Index is equally weighted in the Basket. Each Multiplier will remain constant through the Exercise Date.

Initial Index Value
The Initial Index Value for each Basket Index will equal (i) in the case of the S&P 500 Index, the Index Closing Value on the Pricing Date, (ii) in the case of the Euro STOXX 50 Index and the Nikkei Index, the Index Closing Value of such Basket Index on the Index Business Day immediately following the Pricing Date; provided that with respect to any Basket Index, if such date is not an Index Business Day or if a Market Disruption Event occurs on such date, in each case, with respect solely to such Basket Index, the Initial Index Value for such Basket Index will be determined on the immediately succeeding Index Business Day on which no Market Disruption Event shall have occurred with respect to such Basket Index; provided further that if a Market Disruption Event with respect to a Basket Index has occurred on each of the five Index Business Days immediately succeeding the Pricing Date, the Calculation Agent will determine the applicable Initial Index Value on such fifth succeeding Index Business Day in accordance with the formula for calculating the value of the applicable Basket Index last in effect prior to the commencement of the Market Disruption Event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such fifth succeeding Index Business Day of each security most recently constituting the applicable Basket Index.

Index Closing Value
The Index Closing Value on any Index Business day will be determined by the Calculation Agent and will equal the closing value of the respective Basket Index published at the regular weekday close of trading on any Index Business Day, as published by the Index Publisher.

Final Index Value
The Final Index Value for each Basket Index will equal the Index Closing Value for such Basket Index or the closing value for any respective Successor Index (as defined under “—Discontinuance of an Index; Alteration of Method of Calculation” below) on the Exercise Date, subject to the occurrence of a Market Disruption Event as described below under “—Exercise Date.”  In certain circumstances, such closing value will be based on the alternate calculation of a Basket Index described under “—Discontinuance of an Index; Alteration of Method of Calculation.”

Exercise Date	(i) if a Call Warrant has not been previously exercised, the Automatic Exercise Date; or

(ii) if a Unit has previously been separated into a Note and a Call Warrant, the Exercise Date for the Call Warrant shall be the Trading Day immediately following the Notice Date;

provided that with respect to any Basket Index, if such date is not an Index Business Day or if a Market Disruption Event occurs on such date, in each case, with respect solely to such Basket Index, the Final Index Value for such Basket Index will be determined on the immediately succeeding Index Business Day on which no Market Disruption Event shall have occurred with respect to such Basket Index; provided further that if a Market Disruption Event with respect to a Basket Index has occurred on each of the five Index Business Days immediately succeeding the Exercise Date, the Calculation Agent will determine the applicable Final Index Value on such fifth succeeding Index Business Day in accordance with the formula for calculating the value of the applicable Basket Index last in effect prior to the commencement of the Market Disruption Event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such fifth succeeding Index Business Day of each security most recently constituting the applicable Basket Index.

Automatic Exercise Date	November 24, 2011

Notice Date	Any Trading Day that is also a Business Day on which your brokerage firm has duly completed and delivered to us, the Warrant Agent and the Calculation Agent an Official Notice of

Exercise and have made telephonic notification to the Warrant Agent and the Calculation Agent, in each case, at or prior to 10:00 a.m. (New York City time), as described under “—Exercising the Call Warrants” above; provided that such Trading Day falls during the period commencing on the Business Day following the Separation Date for the Call Warrants to be exercised and ending at 10:00 a.m. on November 23, 2011.  If the Official Notice of Exercise is given after 10:00 a.m. (New York City time) on a Trading Day, or, on a day that is not a Trading Day or a Business Day, the Notice Date will be the first Trading Day that is also a Business Day following the date on which the Official Notice of Exercise is given.

Index Business Day
For each Basket Index separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on each of the Relevant Exchange(s) for such Basket Index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Index Publisher
With respect to the S&P 500 Index, Standard & Poor’s, a Division of the McGraw-Hill Companies, with respect to the Nikkei Index, Nikkei Inc. and with respect to the Euro STOXX 50 Index, STOXX Limited or, in each case, any respective successor publisher thereof.

Market Disruption Event	Market Disruption Event means:

(a) with respect to any Basket Index:

(i) the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the level of such Basket Index (or the Successor Index) on the Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s); or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the level of such Basket Index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such Basket Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Call Warrants being exercised on the relevant Exercise Date or Automatic Exercise Date, as applicable.

For the purpose of determining whether a Market Disruption Event exists with respect to any Basket Index at any time, if trading in a security included in such Basket Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such Basket Index shall be based on a comparison of (x) the portion of the value of such Basket Index attributable to that security relative to (y) the overall value of such Basket Index, in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to any Basket Index: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts on such Basket Index by the primary securities market trading in such contracts by reason of (A) a price change exceeding limits set by such exchange or market, (B) an imbalance of orders relating to such contracts or (C) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to a Basket Index and (4) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts related to a Basket Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant Exchange
With respect to each Basket Index separately, the primary exchange(s) or market(s) of trading for (i) any security then included in such Basket Index, or any successor index, and (ii) any futures or options contracts related to such Basket Index or to any security then included in such Basket Index.

Discontinuance of a Basket Index;
Alteration of Method of Calculation
If the publication of any Basket Index is discontinued and a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Basket Index (such index being referred to herein as a “Successor Index”) is published, then any subsequent Index Closing Value for such Basket Index, will be determined by reference to the value of such Successor Index at the regular official weekday close of the principal trading session of the Relevant Exchange or market for the Successor Index on the date that any Index Closing Value is to be determined.

If the publication of a Basket Index is discontinued prior to, and such discontinuance is continuing on, the date that any Index Closing Value is to be determined and the Calculation Agent,

determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the relevant Index Closing Value for such date in accordance with the formula for calculating such Basket Index last in effect prior to such discontinuance, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently comprising such Basket Index on the Relevant Exchange.

Notwithstanding these alternative arrangements, discontinuance of the publication of any the Basket Indices may adversely affect the value of the Call Warrants, or for those Units that have not been separated, the Units.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Unit Agent, to the Warrant Agent, to Morgan Stanley and to DTC, as holder of the Units or the Call Warrants, as applicable, within three Trading Days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the Units or the Call Warrants, as applicable, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If at any time the method of calculating a Basket Index or a Successor Index, or the value thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such Basket Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, on each date on which an Index Closing Value for such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of an index comparable to such Basket Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will determine the Final Index Value with reference to such Basket Index or such Successor Index, as adjusted.  Accordingly, if the method of calculating such Basket Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of such Basket Index or such Successor Index as if it had not been modified (i.e., as if such split had not occurred).

Alternate Exercise Calculation
in Case of an Event of Default
In case an event of default with respect to the Notes shall have occurred and be continuing, the payment on the Call Warrants will be accelerated upon acceleration of the Notes and the amount declared due and payable for each Call Warrant upon any such acceleration (the “Call Warrant Acceleration Amount”), if any, will be determined by the Calculation Agent solely by reference to the value (the “Alternate Value Amount”) of the Call Warrant as of the date of acceleration for the Notes (the “Acceleration Date”).  The Alternate Value Amount will be determined by the Calculation Agent and will be the greater of (i) the mean of the bid prices for an option with identical terms to the Call Warrant, save for this acceleration feature (such bids to assume such option is currently exercisable), on such day obtained from three recognized dealers and (ii) the bid price of MS & Co. or any of its affiliates.  If the Calculation Agent is unable to obtain three bid prices, the Alternate Value Amount will be determined by the Calculation Agent in its sole discretion.  The Alternate Value Amount will be paid on each Call Warrant on the third Business Day following the Acceleration Date.

If the payment on the Call Warrants is accelerated because of an event of default on the Notes as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Warrant Agent at its New York office, on which notice the Warrant Agent may conclusively rely, and to DTC of the Call Warrant Acceleration Amount and the aggregate cash amount due with respect to the Call Warrants as promptly as possible and in no event later than two Business Days after the Acceleration Date.  With respect to any Call Warrant Component of a Unit that has not been separated, such notice shall be given and such delivery shall be made to the Unit Agent at its New York office.

Call Warrant CUSIP	617480728

Warrant Agent	The Bank of New York Mellon (as successor to JPMorgan Chase Bank N.A.)

General Information

Book Entry Units, Notes and Call Warrants
The Units will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.  DTC’s nominee will be the only registered holder of the Units.  Your beneficial interest in the Units will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.

If you elect to separate your Units, as described under “—Separating the Units” above, the Notes and Call Warrants you receive will also be represented by one or more fully registered global securities deposited with or on behalf of DTC and registered in the name of a nominee of DTC.  You beneficial interest in any Notes and/or Call Warrants will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.

In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Units, Notes or Call Warrants, as applicable, for distribution to participants in accordance with DTC’s procedures.

For more information regarding DTC and book entry units, please read “Description of Units—Book Entry Units,” “Description of Warrants—Book Entry Warrants” in the accompanying prospectus supplement and “Form of Securities—The Depositary” and “—Global Securities—Registered Global Securities” in the accompanying prospectus.

Unit Agent	The Bank of New York Mellon

Agent for this Offering of Units	Morgan Stanley & Co. Incorporated and its successors (“MS & Co.”)

Calculation Agent	MS & Co.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Unit Agent, the Warrant Agent, the Trustee and us.

All calculations with respect to the Final Basket Value, the Basket Performance and the Cash Settlement Amount, if any, have been and will be made by the Calculation Agent and have been and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Unit, Note or Call Warrant will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Units will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Units, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Index Closing Value, the Final Basket Value, the Basket Performance, the Cash Settlement Amount or whether a Market Disruption Event has occurred.  See “—Final Basket Value,” “—Index Closing Value”, “—Market Disruption Event” and “—Discontinuance of a Basket Index; Alteration of Method of Calculation” above.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Use of Proceeds and Hedging
The net proceeds we receive from the sale of the Units will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Units through one or more of our subsidiaries.  The original issue price of the Units includes the Agent’s Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Units and the cost of hedging our obligations under the Units.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Index Business Day immediately following the Pricing Date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Units by taking positions in the stocks underlying the Basket Indices, in futures or options contracts on the Basket Indices or their component securities listed on major securities markets, or any other securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of the Basket Indices, and, therefore, the value at which the Basket Indices must close on the Exercise Date before you would receive at maturity a payment in excess of the $10 face amount of the Note Component per Unit.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Units, including on the Exercise Date, by purchasing and selling the stocks underlying the Basket Indices, futures or options contracts on the Basket Indices or their component stocks listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities, futures or options contracts, or instruments on the Exercise Date.  We cannot give any assurance that our hedging activities will not affect the value of the Basket Indices and, therefore, adversely affect the value of the Basket Indices on the Exercise Date or the payment that you will receive at maturity.

The Basket Indices
We have derived all information contained in this pricing supplement regarding the Basket Indices, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information.  Such information reflects the policies of, and is subject to change by the respective Index Publishers.  We make no representation or warranty as to the accuracy or completeness of such information.

The S&P 500® Index

The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets.  The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The “Market Value” of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock.  The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500 Index has adopted a float adjustment methodology so that the S&P 500 Index reflects only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  The float adjustment methodology excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500 Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941-43=10.  In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the Component Stocks by a number called the “Index Divisor.”  By itself, the S&P 500 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index.  The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index (“Index Maintenance”).

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.

To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an Index Divisor adjustment.  By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant.  This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index.  All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require Index Divisor adjustments.

The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio

Spin-Off	Price of parent company minus	Yes
Price of Spin-off Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the Index Divisor of the Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Market Value
Pre-Event Index Value

A large part of the Index maintenance process involves tracking the changes in the number of shares outstanding of each of the Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the Index.  In addition, any changes over 5% in the current common shares outstanding for the Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

The Nikkei Index

The Nikkei 225 Index  (the “Nikkei Index”) is a stock index calculated, published and disseminated by Nikkei, Inc., which we refer to as Nikkei, that measures the composite price performance of selected Japanese stocks.  Morgan Stanley obtained all information contained in this pricing supplement regarding the Nikkei Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  That information reflects the policies of, and is subject to change by, Nikkei.  Morgan Stanley makes no representation or warranty as to the accuracy or completeness of any information relating to the Nikkei Index.  Nikkei is under no obligation to continue to publish the Nikkei Index and may discontinue publication of the Nikkei Index at any time.

The Nikkei Index currently is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries.  Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE.  All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE.  Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Index) be included in the Nikkei Index.  Nikkei first calculated and published the Nikkei Index in 1970.

The 225 companies included in the Nikkei Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities.  These six sector categories are further divided into 36 industrial classifications as follows:

• Technology — Pharmaceuticals, Electrical machinery, Automobiles, Precision machinery, Telecommunications

• Financials — Banks, Miscellaneous finance, Securities, Insurance

• Consumer Goods — Marine products, Food, Retail, Services

• Materials — Mining, Textiles, Paper & pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous metals, Trading House

• Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation equipment, Miscellaneous manufacturing, Real estate

• Transportation and Utilities — Railroads & Buses, Trucking, Shipping, Airlines, Warehousing, Electric power, Gas

The Nikkei Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Nikkei Divisor”).  The Nikkei Divisor was initially set at 225 for the date of  May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo Stock Exchange was reopened.  The Nikkei Divisor is subject to periodic adjustments as set forth below.  Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50.  The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE).  The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Nikkei Divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei Index.  Thereafter, the Nikkei Divisor remains at the new value until a further adjustment is necessary as the result of another change.  As a result of such change affecting any Nikkei Underlying Stock, the Nikkei Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Nikkei Divisor (i.e., the level of the Nikkei Index immediately after such change) will equal the level of the Nikkei Index immediately prior to the change.

A Nikkei Underlying Stock may be deleted or added by Nikkei.  Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks:  (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section.  In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei.  Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria.  In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei to be representative of a market may be added to the Nikkei Underlying Stocks.  In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei.

A list of the issuers of the Nikkei Underlying Stocks constituting Nikkei Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei.  Nikkei may delete, add or substitute any stock underlying the Nikkei Index.

The Dow Jones Euro STOXX 50® Index

The Euro STOXX 50 Index, was created by STOXX Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company, Inc. and SWX Swiss Exchange.  Publication of the Euro STOXX 50 Index began on February 28, 1998, based on an initial basket index value of 1,000 at December 31, 1991.  The Euro STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website.  Morgan Stanley obtained all information contained in this pricing supplement regarding the Euro STOXX 50 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  That information reflects the policies of, and is subject to change by, STOXX Limited.  Morgan Stanley makes no representation or warranty as to the accuracy or completeness of any information relating to the Euro STOXX 50 Index.  STOXX Limited is under no obligation to continue to publish the Euro STOXX 50 Index and may discontinue publication of the Euro STOXX 50 Index at any time.

Euro STOXX 50 Index Composition and Maintenance. The Euro STOXX 50 Index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.

The composition of the Euro STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August.  The component stocks are announced the first trading in September.  Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day.  Changes in the composition of the Euro STOXX 50 Index are made to ensure that the Euro STOXX 50 Index includes the 50 market sector leaders from within the Euro STOXX Index.

The free float factors for each component stock used to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.  Each component’s weight is capped at 10% of the index’s total free float market capitalization.

The Euro STOXX 50 Index is also reviewed on an ongoing basis.  Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed.  Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Euro STOXX 50 Index Calculation. The Euro STOXX 50 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight.  The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:

Index	=	free float market capitalization of the Euro STOXX 50 Index
divisor

The “free float market capitalization of the Euro STOXX 50 Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Euro STOXX 50 Index is being calculated.

The divisor for the Euro STOXX 50 Index is adjusted to maintain the continuity of the Euro STOXX 50 Index values across changes due to corporate actions.  The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Cash dividend:

Adjusted price = closing price – announced dividend * (1 – withholding tax)

Divisor: decreases

(2)	Special cash dividend:

Adjusted price = closing price – announced dividend * (1 – withholding tax)

Divisor: decreases

(3)	Split and reverse split:

Adjusted price = closing price * A/B

New number of shares = old number of shares * B / A

Divisor: no change

(4)	Rights offering:

Adjusted price = (closing price * A + subscription price * B) / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: increases

(5)	Stock dividend:

Adjusted price = closing price * A / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: no change

(6)	Stock dividend of another company:

Adjusted price = (closing price * A - price of other company * B) / A

Divisor: decreases

(7)	Return of capital and share consideration:

Adjusted price = (closing price - dividend announced by company * (1-withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(8)	Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of shares ) - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares)

New number of shares = old number of shares - number of tendered shares

Divisor: decreases

(9)	Spin-off:

Adjusted price = (closing price * A - price of spun-off shares * B) / A

Divisor: decreases

(10)	Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * ( 1 + C / A))

New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares * ((A + C) * (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B +C) / A

Divisor: increases

Historical Chart
The following chart shows the historical values of the Index during the period from January 1, 2003 through July 23, 2008.  The graph does not attempt to show your expected return on an investment in the Units.  The historical values of the Index should not be taken as an indication of its future performance.

Historical Index Values January 1, 2003 – July 23, 2008

Historical Information
The following table sets forth the published high and low Index Closing Values for each Basket Index, as well as end-of-quarter Index Closing Values for each quarter in the period from January 1, 2003 through July 23, 2008.  The Index Closing Values, for the S&P 500 Index, the Nikkei Index and the Euro STOXX 50 Index on July 23, 2008 were 1,282.19, 13,312.03 and 3,387.50, respectively.  We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.  The historical values of the Basket Indices should not be taken as an indication of future performance. The Final Index Values of the Basket Indices may be lower on the Automatic Exercise Date than the Initial Index Values so that you will receive no Cash Settlement Amount on the Call Warrants.  We cannot give you any assurance that the Basket Performance will be greater than 0%.

S&P 500 Index Historical High, Low and Period End Index Closing Values January 1, 2003 through July 23, 2008
	High	Low	Period End
2003
First Quarter	931.66	800.73	848.18
Second Quarter	1,011.66	858.48	974.50
Third Quarter	1,039.58	965.46	995.97
Fourth Quarter	1,111.92	1,018.22	1,111.92
2004
First Quarter	1,157.76	1,091.33	1,126.21
Second Quarter	1,150.57	1,084.10	1,140.84
Third Quarter	1,129.30	1,063.23	1,114.58
Fourth Quarter	1,213.55	1,094.81	1,211.92
2005
First Quarter	1,225.31	1,163.75	1,180.59
Second Quarter	1,216.96	1,137.50	1,191.33
Third Quarter	1,245.04	1,194.44	1,228.81
Fourth Quarter	1,272.74	1,176.84	1,248.29
2006
First Quarter	1,307.25	1,254.78	1,294.83
Second Quarter	1,325.76	1,223.69	1,270.20
Third Quarter	1,339.15	1,234.49	1,335.85
Fourth Quarter	1,427.09	1,331.32	1,418.30
2007
First Quarter	1,459.68	1,374.12	1,420.86
Second Quarter	1,539.18	1,424.55	1,503.35
Third Quarter	1,553.08	1,406.70	1,526.75
Fourth Quarter	1,565.150	1,407.220	1,468.360
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter (through July 23, 2008)	1,284.91	1,214.91	1,282.19

S&P 500 Index January 1, 2003 through July 23, 2008

Nikkei Index Historical High, Low and Period End Index Closing Values Nikkei Index January 1, 2003 through July 23, 2008
	High	Low	Period End
2003
First Quarter	8,790.92	7,862.43	7,972.71
Second Quarter	9,137.14	7,607.88	9,083.11
Third Quarter	11,033.32	9,265.56	10,219.05
Fourth Quarter	11,161.71	9,614.60	10,676.64
2004
First Quarter	11,770.65	10,365.40	11,715.39
Second Quarter	12,163.89	10,505.05	11,858.87
Third Quarter	11,896.01	10,687.81	10,823.57
Fourth Quarter	11,488.76	10,659.15	11,488.76
2005
First Quarter	11,966.69	11,238.37	11,668.95
Second Quarter	11,874.75	10,825.39	11,584.01
Third Quarter	13,617.24	11,565.99	13,574.30
Fourth Quarter	16,344.20	13,106.18	16,111.43
2006
First Quarter	17,059.66	15,341.18	17,059.66
Second Quarter	17,563.37	14,218.60	15,505.18
Third Quarter	16,385.96	14,437.24	16,127.58
Fourth Quarter	17,225.83	15,725.94	17,225.83
2007
First Quarter	18,215.35	16,642.25	17,287.65
Second Quarter	18,240.30	17,028.41	18,138.36
Third Quarter	18,261.98	15,273.68	16,785.69
Fourth Quarter	17,458.98	14,837.66	15,307.78
2008
First Quarter	14,691.41	11,787.51	12,525.54
Second Quarter	14,489.44	12,656.42	13,481.38
Third Quarter (through July 23, 2008)	13,463.20	12,754.56	13,312.93

Nikkei Index January 1, 2003 through July 23, 2008

Euro STOXX 50 Index Historical High, Low and Period End Index Closing Values January 1, 2003 through July 23, 2008
	High	Low	Period End
2002
First Quarter	3,833.09	3,430.18	3,784.05
Second Quarter	3,748.44	2,928.72	3,133.39
Third Quarter	3,165.47	2,187.22	2,204.39
Fourth Quarter	2,669.89	2,150.27	2,386.41
2003
First Quarter	2,529.86	1,849.64	2,036.86
Second Quarter	2,527.44	2,067.23	2,419.51
Third Quarter	2,641.55	2,366.86	2,395.87
Fourth Quarter	2,760.66	2,434.63	2,760.66
2004
First Quarter	2,959.71	2,702.05	2,787.49
Second Quarter	2,905.88	2,659.85	2,811.08
Third Quarter	2,806.62	2,580.04	2,726.30
Fourth Quarter	2,955.11	2,734.37	2,951.01
2005
First Quarter	3,114.54	2,924.01	3,055.73
Second Quarter	3,190.80	2,930.10	3,181.54
Third Quarter	3,429.42	3,170.06	3,428.51
Fourth Quarter	3,616.33	3,241.14	3,578.93
2006
First Quarter	3,874.61	3,532.68	3,853.74
Second Quarter	3,890.94	3,408.02	3,648.92
Third Quarter	3,899.41	3,492.11	3,899.41
Fourth Quarter	4,140.66	3,880.14	4,119.94
2007
First Quarter	4,272.32	3,906.15	4,181.03
Second Quarter	4,556.97	4,189.55	4,489.77
Third Quarter	4,557.57	4,062.33	4,381.71
Fourth Quarter	4,489.79	4,195.58	4,399.72
2008
First Quarter	4,339.23	3,431.82	3,628.06
Second Quarter	3,882.28	3,340.27	3,352.81
Third Quarter (through July 23, 2008)	3,387.50	3,142.73	3,387.50

Euro STOXX 50 Index January 1, 2003 through July 23, 2008

License Agreement Between S&P
and Morgan Stanley
S&P, Morgan Stanley, have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with securities, including the Units.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The Units are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the Units or any member of the public regarding the advisability of investing in financial investments generally or in the Units particularly, or the ability of the S&P 500 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the Units.  S&P has no obligation to take our needs or the needs of the holders of the Units into consideration in determining, composing or calculating the S&P 500 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Units to be issued or in the determination or calculation of the equation by which the Units are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the Units.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX® OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE UNITS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX® OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED CALL WARRANTIES AND HEREBY EXPRESSLY DISCLAIMS ALL CALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.  The Units have not been passed on by S&P as to their legality or suitability.  The Units are not issued, endorsed, sold or promoted by S&P. S&P MAKES NO CALL WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE UNITS.

License Agreement between
Nikkei Inc. and Morgan Stanley
As of the Original Issue Date, we will have received the consent of Nikkei Inc., the publisher of the Nikkei Index, to use and refer to the Nikkei Index in connection with the Units.  Nikkei Inc. has the copyright to the Nikkei Index.  All rights to the Nikkei Index are owned by Nikkei Inc.  We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei Index.  Nikkei Inc. has the right to change the contents of the Nikkei Index and to cease compilation and publication of the Nikkei Index.  In addition, Nikkei Inc. has no relationship to us or the Units; it does not sponsor, endorse, authorize, sell or promote the Units, and has no obligation or liability in connection with the administration, marketing or trading of the Units or with the calculation of the return on your investment.

License Agreement between
STOXX Limited and Morgan Stanley
STOXX Limited and Morgan Stanley, have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Euro STOXX 50 Index, which is owned and published by STOXX Limited, in connection with the Units.

The license agreement between STOXX Limited and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The Units are not sponsored, endorsed, sold or promoted by STOXX Limited.  STOXX Limited makes no representation or warranty, express or implied, to the owners of the Units or any member of the public regarding the advisability of investing in securities generally or in the Units particularly.  STOXX Limited’s only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of STOXX Limited and the Dow Jones EURO Stoxx 50® Index which is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the Units.  STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the Units into consideration in determining, composing or calculating the Dow Jones EURO Stoxx 50® Index.  STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Units to be issued or in the determination or calculation of the equation by which the Units are to be converted into cash.  STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the Units.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE

UNITS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN.  STOXX LIMITED MAKES NO EXPRESS OR IMPLIED CALL WARRANTIES, AND EXPRESSLY DISCLAIMS ALL CALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX LIMITED AND MORGAN STANLEY.

“Dow Jones EURO Stoxx 50®” and “Stoxx®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.  The Units are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the Units.

Supplemental Information Concerning
Plan of Distribution
Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the number of Units set forth on the cover of this pricing supplement  The Agent proposes initially to offer the Units directly to the public at the public offering price set forth on the cover page of this pricing supplement; provided that the price to public and the agent’s commissions for the purchase by any single investor of between $1,000,000 and $2,999,999 principal amount of Units will be $9.9625 per Unit and $0.1625 per Unit, respectively, for the purchase by any single investor of between $3,000,000 and $4,999,999 principal amount of Unit will be $9.94375 per Unit and $0.14375 per Unit, respectively, and for the purchase by any single investor of $5,000,000 or more principal amount of Units will be $9.925 per Unit and $0.125 per Unit, respectively.  The Agent may allow a concession not in excess of $0.20 per Unit to other dealers, which may include Morgan Stanley & Co. International plc and Bank Morgan Stanley AG; provided that, concessions allowed to dealers in connection with the offering may be reclaimed by the Agent if, within 30 days of the offering, the Agent repurchases the Unit distributed by such dealers.  After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

We expect to deliver the Units against payment therefor in New York, New York on August , 2008 which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the Units.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Units on the date of pricing or on or prior to the third Business Day prior to the Original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

In order to facilitate the offering of the Units, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Units.  Specifically, the Agent may sell more Units than it is obligated to purchase in connection with the offering, creating a naked short position in the Units for its own account.  The Agent must close out any naked short position by purchasing the Units in the open market.  A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the Agent may bid for, and purchase, Units in the open market to stabilize the price of the Units.  Finally, the Agent expects to reclaim any selling concessions allowed to a dealer for distributing the Units in the offering, if within 30 days of the offering the Agent repurchases previously distributed Units in transactions to cover short positions or to stabilize the price of the Units or otherwise.  Any of these activities may raise or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of the Units.  The Agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Units.  See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Units or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the Units, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Units, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Units has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Units or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Units under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Units.  We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The Units have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Units may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Units have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Units or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Units to the public in Hong Kong as the Units have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Units, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Units which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Units have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the Units nor make the Units the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement or the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Units, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)  a person who acquires the Units for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Benefit Plan Investor Considerations
The following is merely a summary, and should not be construed as legal advice or as complete in all relevant respects.  This summary was written in connection with the promotion or marketing by Morgan Stanley of the Units and it cannot be used by any holder of the Units for the purpose of avoiding penalties and/or excise tax that may be asserted against the holder under the Internal Revenue Code.  All investors are urged to consult their legal advisors before investing assets of an employee benefit plan in the Units and to make their own independent decisions.

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Units.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Units are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Units are acquired pursuant to an exemption from the

“prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Units.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Units.

Because we may be considered a party in interest with respect to many Plans, the Units may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Units will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Units that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Units on behalf of or with “plan assets” of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA of Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Under ERISA, assets of a Plan may include assets of certain commingled vehicles and entities in which the Plan has invested (including, in certain cases, the general account of an insurance company).  Accordingly, commingled vehicles and entities which include assets of a Plan must ensure that one of the foregoing exemptions is available.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Units on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under any available exemptions, such as PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

Purchasers of the Units have exclusive responsibility for ensuring that their purchase, holding and disposition of the Units do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any Units to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

United States Federal Income Taxation
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Units issued under this pricing supplement and is superseded by the following discussion.

The following is a general discussion of the principal U.S. federal tax consequences of ownership and disposition of the Units. This discussion applies only to initial investors in the Units who:

• purchase the Units at their “issue price”; and

• will hold the Units (and their component parts) as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

• certain financial institutions;
• insurance companies;
• dealers in securities, commodities, or foreign currencies;
• investors holding the Units (or any component part thereof) as part of a hedging transaction, “straddle,” conversion transaction, integrated transaction or constructive sale transaction;
• U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
• partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

• regulated investment companies;
• real estate investment trusts;
• tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively; or
• persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the Units is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.  Investors considering the purchase of the Units are urged to consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

The issuer believes that for U.S. federal income tax purposes, under current law, each Unit should be treated as a separable unit consisting of the following components: (i) a zero coupon note (the “Note”) and (ii) a cash-settled call warrant on the basket indices (the “Warrant”).  As discussed below, assuming that this characterization of the Units is respected, the Note will be treated as a debt instrument issued with original issue discount, and the Warrant will be treated as a cash-settled call warrant, regardless of whether or not a holder separates its Unit into the component parts.

To determine the issue price of each of the Note and the Warrant, we will allocate the Issue Price of each Unit between the Note and the Warrant based on their relative fair market values as of the pricing date.  Our allocation of the Issue Price of the Unit between the Note and the Warrant will be binding on investors in the Units unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours.  However, our characterization and treatment of the Note and the Warrant and our allocation of the Issue Price of the Unit between the Note and the Warrant are not binding on the IRS or the courts.  Therefore, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization, treatment and allocation described above.  Unless otherwise stated, the following discussion assumes that the characterization, treatment and allocation described above are respected.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Unit (or its component parts) that is, for U.S. federal income tax purposes:

• a citizen or resident of the United States;

• a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

• an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Notes

General.  The Note will be treated as a debt instrument issued with original issue discount.  The amount of original issue discount will be equal to the excess of the Face Amount over the issue price of the Note.  A U.S. Holder will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, regardless of the U.S. Holder’s method of accounting.  Under this method, U.S. Holders of the Note generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

Sale, Exchange, or Redemption. Upon the sale, exchange or redemption of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the holder's adjusted tax basis in the Note.  A U.S. Holder's adjusted tax basis in the Note will equal the issue price of the Note, increased by the amounts of any original issue discount included in income by the U.S. Holder in respect of the Note.  The gain or loss recognized on the sale, exchange or redemption of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption the U.S. Holder has held the Note for more than one year.

Warrants

Tax Treatment Prior to Maturity.  A U.S. Holder should not be required to recognize taxable income in respect of the Warrant over the term of the Warrant prior to maturity, other than pursuant to a sale, exchange or early settlement.

Sale, Exchange or Settlement.  Upon the sale, exchange or settlement of a Warrant, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the holder's adjusted tax basis in the Warrant.  A U.S. Holder’s tax basis in the Warrant will equal the issue price of the Warrant.  The gain or loss recognized on the sale, exchange or settlement of a Warrant will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or settlement the U.S. Holder has held the Warrant for more than one year.

Sale, Exchange, or Redemption of the Units

If the U.S. Holder sells, exchanges or redeems the Unit prior to separating the Unit into its component parts, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the U.S. Holder’s aggregate basis in the Note and the Warrant.  In general, the U.S. Holder’s aggregate basis in the Note and the Warrant will equal the Issue Price of the Unit plus the original issue discount included in income in respect of the Note.  The gain or loss realized on the sale, exchange or redemption of a Unit will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or redemption, the U.S. Holder has held the Unit for more than one year.

Separation of the Units into Their Component Parts

A U.S. Holder will not recognize gain or loss on the separation of the Unit into its component parts.  The Notes will be treated as described above under “Notes” and the Warrants will be treated as described above under “Warrants.”

Possible Alternative Tax Treatments of an Investment in the Units

Due to the absence of authorities that directly address the proper characterization and treatment of the Units, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above.  In particular, the IRS could seek to characterize each Unit as a single debt instrument for U.S. federal income tax purposes.  In such a case, the Unit would be subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the Units, the timing and character of income thereon would be significantly affected.  Instead of calculating original issue discount on the Note as described above, a U.S. Holder would be required to calculate the amount of original issue discount on the Unit based on the “comparable yield” for a fixed-rate debt instrument with an issue price and term equal to those of the Units.  Thus, the application of the Contingent Debt Regulations to the Units generally would result in the U.S. Holder recognizing greater amounts of original issue discount over the term of the Units.  In addition, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the Unit would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the Units or their component parts and the proceeds from a sale or other disposition of the Units or their component parts, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Unit (or its component parts) that is, for U.S. federal income tax purposes:

• an individual who is classified as a nonresident alien;

• a foreign corporation; or

• a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders: a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes; a nonresident alien individual who has lost his or her U.S. citizenship or who has ceased to be taxed as U.S. resident alien; or a holder for whom income or gain in respect of the Units is effectively connected with the conduct of a trade or business in the United States.  Such holders are urged to consult their tax advisers regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a Unit (or a component part thereof).

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of amounts paid on the Units or any component part thereof, provided that:

• the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

• the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

• the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

• the certification requirement described below has been fulfilled with respect to the beneficial owner, as described below.

The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Unit (or a financial institution holding the Unit on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should consider the U.S. federal estate tax implications of an investment in the Units.  Assuming that the characterization of the Units as set forth in “United States Federal Taxation – General” is respected for U.S. federal estate tax purposes, the following U.S. federal estate tax consequences should result.  Absent an applicable treaty benefit, the Note will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the Note, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the W-8BEN certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty).  Absent an applicable treaty benefit, the Warrant is likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Units.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the Units or their component parts at maturity as well as in connection with the proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above will satisfy the certification requirements necessary to avoid the backup withholding.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

ANNEX A

OFFICIAL NOTICE OF SEPARATION

Dated: [Any Business Day on or after the Initial Separation Eligibility Date and prior to 10:00 a.m. on November 22, 2011]

The Bank of New York Mellon, Unit Agent 101 Barclay Street, 8W New York, New York 10286 Fax No.: (212) 815-5704 (Attn: Timothy Casey)	Morgan Stanley & Co. Incorporated, as Calculation Agent 1585 Broadway New York, New York 10036 Fax No.: (646) 290-2676 (Attn: Structured Investments)

Morgan Stanley 1585 Broadway New York, New York 10036

Dear Sirs:

The undersigned holder of the Capital Protected Units Each Consisting of a Zero-Coupon Note and a Call Warrant on a Global Basket of Equity Indices of Morgan Stanley (CUSIP No. 617480710) (the “Units”) hereby irrevocably elects to exercise, with respect to the number of Units indicated below, as of the date hereof (or, if this letter is received after 10:00 a.m. on any Business Day, as of the next Business Day), provided that such day is on or after the Initial Separation Date and is not later than 10:00 a.m. on November 22, 2011, the right to separate the Units as described under “Description of Units, Notes and Call Warrants—The Units—Separating the Units” in Pricing Supplement No. 727 dated August     , 2008 (the “Pricing Supplement”) to the Prospectus Supplement dated July 24, 2007 and the Prospectus dated January 25, 2006.  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Unit Agent will deliver on the Separation Date a number of Call Warrants and Notes equal to the number of Units set forth below, in accordance with the terms of the Units, as described in the Pricing Supplement.

The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the number of Units indicated below its signature (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its Units) (ii) the brokerage account to which the separated Call Warrants and Notes will be transferred is naked options-eligible on the Separation Date and (iii) it will cause the number of Units to be separated to be transferred to the Unit Agent on the Separation Date.

Very truly yours,
[Name of Holder]

By: _________________________________________
[Title]

[Fax No.]

_______________________________________
Number of Units to be surrendered for separation

Receipt of the above Official
Notice of Separation is hereby acknowledged
MORGAN STANLEY, as Issuer
MORGAN STANLEY & CO., as Calculation Agent
By MORGAN STANLEY & CO., as Calculation Agent

By: ________________________________________
Title:

Date and time of acknowledgment _________________

Receipt of the above Official
Notice of Separation is hereby acknowledged
THE BANK OF NEW YORK MELLON, as Unit Agent

By: ________________________________________
Title:

Date and time of acknowledgment _________________

ANNEX B

OFFICIAL NOTICE OF EXERCISE

Dated: [Any Trading Day that is also a Business Day after the Separation Date for any Call Warrants to be exercised hereby and prior to 10:00 a.m. on November 23, 2011]

The Bank of New York Mellon, Warrant Agent 101 Barclay Street, 8W New York, New York 10286 Fax No.: (212) 815-5704 (Attn: Timothy Casey)	Morgan Stanley & Co. Incorporated, as Calculation Agent 1585 Broadway New York, New York 10036 Fax No.: (646) 290-2676 (Attn: Structured Investments)

Morgan Stanley 1585 Broadway New York, New York 10036

Dear Sirs:

The undersigned holder of the Call Warrants on a Global Basket of Equity Indices of Morgan Stanley (CUSIP No. 617480728) (the “Call Warrants”) hereby irrevocably elects to exercise, with respect to the number of Call Warrants indicated below, as of the date hereof (or, if this letter is received after 10:00 a.m. on any Trading Day or on any day that is not a Trading Day and a Business Day, as of the next Trading Day that is also a Business Day), provided that such day is after the Separation Date for any Call Warrants to be exercised hereby, and is not later than 10:00 a.m. on November 23, 2011, the right to exercise the Call Warrants as described under “Description of Units, Notes and Call Warrants—Exercising the Call Warrants” in Pricing Supplement No. 727 dated August     , 2008 (the “Pricing Supplement”) to the Prospectus Supplement dated July 24, 2007 and the Prospectus dated January 25, 2006.  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Warrant Agent will deliver on the Call Warrant Settlement Date a Cash Settlement Amount, in accordance with the terms of the Call Warrants, as described in the Pricing Supplement.

The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the number of Call Warrants indicated below its signature (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its Call Warrants) (ii) the brokerage account in which the Call Warrants are held is currently naked options-eligible, (iii) the Call Warrants being exercised have been previously separated from the Units and (iv) it will cause the number of Call Warrants identified below its signature to be transferred to the Warrant Agent on the Call Warrant Settlement Date.

Very truly yours,
[Name of Holder]

By: _____________________________________
[Title]

[Fax No.]

______________________________________________
Number of Call Warrants to be exercised

Receipt of the above Official
Notice of Exercise is hereby acknowledged
MORGAN STANLEY, as Issuer
MORGAN STANLEY & CO., as Calculation Agent
By MORGAN STANLEY & CO., as Calculation Agent

By: ________________________________________
Title:

Date and time of acknowledgment _________________

Receipt of the above Official
Notice of Exercise is hereby acknowledged
THE BANK OF NEW YORK MELLON, as Warrant Agent

By: ________________________________________
Title:

Date and time of acknowledgment _________________